CHEMICAL LEAMAN CORPORATION

                         Certified Corporate Resolution
                         ------------------------------


David M. Boucher hereby certifies that: (i) he is the duly elected and acting Secretary of Chemical Leaman Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (the "Company");
(ii) attached hereto and hereby incorporated herein by reference is a true copy of a resolution duly adopted by the board of directors of the Company; and
(iii) such resolution has not subsequently been rescinded, amended or otherwise modified and is still in full force and effect.



August 4, 1997                     /s/ David M. Boucher
                                       -------------------------
                                       David M. Boucher
                                       Secretary

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         FURTHER RESOLVED, that each director and officer who executes the
Exchange Offer Registration Statement or the Shelf Registration Statement (collectively the "Registration Statements") or any amendment thereto or any document in connection therewith (whether for or on behalf of the Company, as a director or officer of the Company, by attesting to the seal of the Company or otherwise) be, and each such director and officer hereby is, authorized and empowered to execute a power of attorney appointing any or all of the Authorized Officers his true and lawful attorney-in-fact and agent to execute, in his name, place and stead, in any and all capacities, the Registration Statements and any and all amendments thereto, including post-effective amendments, and to file the same with the SEC, each of said attorneys to have full power and authority to do and perform in the name and on behalf of each of said directors and officers every act whatsoever necessary or advisable to be done in connection with the Registration Statements as fully as any such officer or director might or could do in person.